Exhibit 99.1

IN THE CIRCUIT COURT OF THE 13TH JUDICIAL CIRCUIT

IN AND FOR HILLSBOROUGH COUNTY, FLORIDA

GENERAL CIVIL DIVISION

PIPEFITTERS LOCAL NO. 636 DEFINED BENEFIT PLAN, On Behalf of Itself and All Others Similarly Situated,	Case No. 06-CA-001825 Division A Judge: Sam D. Pendino

Plaintiff,	CLASS ACTION

vs.

CHECKERS DRIVE-IN RESTAURANTS, INC., PETER C. O’HARA, TERRY N. CHRISTENSEN, KEITH E. SIROIS, GARY LIEBERTHAL, WILLIE D. DAVIS, BURT SUGARMAN and DAVID GOTTERER,

Defendants.

/

NOTICE OF VOLUNTARY DISMISSAL WITHOUT PREJUDICE

Plaintiff, Pipefitters Local No. 636 Defined Benefit Plan, pursuant to Rule 1.420(a)(1), hereby gives notice of the voluntary dismissal of this action without prejudice, with each party to bear its own fees and costs. Because this matter is being dismissed on an individual basis before Plaintiffs filed a motion seeking class certification, neither court approval nor notice to the Class is required. See Rule 1.220(e) (requiring court approval for the dismissal or compromise of class claims only “after a claim . . . is determined to be maintainable on behalf of a class”).

Dated: April 7, 2006

LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS, LLP

By:	/s/ Jonathan M. Stein
Jonathan M. Stein Fla. Bar No. 009784 Stuart A. Davidson Fla. Bar No. 0084824 197 South Federal Highway, Suite 200 Boca Raton, FL 33432 (561) 750-3000 (561) 750-3364 (Fax)
Attorneys for Plaintiff and the Class